UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011 (August 31, 2011)

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue

35th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, Delcath Systems, Inc. (the “Company”) announced the appointment of Graham G. Miao, M.S., M.B.A., Ph.D., as Executive Vice President, Chief Financial Officer of the Company, effective September 26, 2011. Concurrent with, and effective as of Mr. Miao’s start date, David McDonald, the Company’s current Executive Vice President, Chief Financial Officer will serve as Executive Vice President, Business Development of the Company.

Mr. Miao, age 47, has extensive financial and management experience in global business operations in the United States, Asia and Europe. He most recently served, since 2009, as Chief of Staff of the Global CFO Organization at The Dun & Bradstreet Corporation (NYSE: DNB). From 2007 to 2009, he served as Executive Vice President and Chief Financial Officer of Pagoda Pharmaceuticals Inc., a specialty pharmaceutical and medical device company; and, from 2004-2007, he served as Vice President, Strategic Planning and Financial Analysis, Global Flavors of Symrise Inc, a supplier of flavoring and fragrance products.

In his role as Executive Vice President, Chief Financial Officer, Mr. Miao will receive an initial base salary of $325,000 per year. Mr. Miao will be paid a $100,000 special one-time bonus, which is subject to forfeiture, on a pro-rata basis, if his employment is terminated for cause or he resigns prior to the first anniversary of his employment. On Mr. Miao’s start date, he received 25,000 shares of restricted stock and was granted a stock option to purchase 100,000 shares of common stock, pursuant to the Company’s 2009 Stock Incentive Plan, as amended. Mr. Miao will also be eligible to receive an annual cash incentive bonus pursuant to Delcath’s Annual Incentive Plan, with a target annual incentive opportunity of 40% of his base salary (pro-rated for the fiscal year ending December 31, 2011). Although Mr. Miao’s employment is “at-will”, in the event the Company terminates Mr. Miao’s employment other than for cause, he is entitled to a severance payment equal to his then annual base salary, payable over a period of 12-months, the continuation of group health coverage for a period of 12-months, plus payment of his annual incentive bonus earned for the immediately preceding completed calendar year (“Severance Benefits”), provided, that in order to receive the “Severance Benefits”, Mr. Miao must execute a general release in favor of the Company.

In connection with his employment, Mr. Miao also entered into the Company’s standard form of employee confidentiality and restrictive covenant agreement, pursuant to which, Mr. Miao agreed: to an assignment of his inventions and discoveries to the Company; not to disclose or otherwise use the Company’s confidential information either during his employment with the Company or at any time after termination, except as permitted in the agreement; not to compete with the Company during the term of his employment and for a period of one year thereafter; and not to solicit the Company’s customers or employees for a period of one year following termination of Mr. Miao’s employment with the Company.

The foregoing description of the terms of Mr. Miao’s employment with the Company is qualified in its entirety by reference to the employment offer letter between the Company and Mr. Miao, dated August 31, 2011, and by reference to the form of employee confidentiality and restrictive covenant agreement, the foregoing being attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company issued a press release dated September 26, 2011 announcing the appointment of Mr. Miao, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Offer Letter between Delcath Systems, Inc. and Graham Miao, Ph.D., dated August 31, 2011

10.2	Form of Employee Confidentiality and Restrictive Covenant Agreement

99.1	Press Release of Delcath Systems, Inc., dated September 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2011

DELCATH SYSTEMS, INC.

	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter between Delcath Systems, Inc. and Graham Miao, Ph.D., dated August 31, 2011

10.2	Form of Employee Confidentiality and Restrictive Covenant Agreement

99.1	Press Release of Delcath Systems, Inc., dated September 26, 2011